December 4, 2014

Contract Extension

To:	Q lotus Holdings, Inc.
520 N. Kingsbury Street, Ste. 1810
Chicago, Il 60654

Attention: Mr. Gary Rosenberg and Mr. Jorge Gonzales.

Re:	1 month extension via current contract.

We at Mineral Management Inc. by way of the board of directors have called a special meeting regarding the extension and approval of time.

The parties hereto hereby waive all past defaults and extend the Contract to a revised expiration date of January 31, 2015.

The extension is approved for an additional 1 months starting January 1, 2015 and is hereby extended to January 31, 2015. It is our desire that this contract extension will be beneficial to all parties.

Sincerely,

Mineral Management Inc.

By:	/s/ Ron Gibson
Ron Gibson,
President

AGREED AND ACCEPTED:

Q LOTUS HOLDINGS, INC.

By:	/s/ Gary Rosenberg	By:	/s/ Jorge Gonzales
	Gary Rosenberg,		Jorge Gonzales,
	Chief Executive Officer		Chief Financial Officer

201 Forest Creek RD, Jacksonville Oregon 97530